JOINT FILING AGREEMENT



      Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Schedule 13D is filed on its behalf.


Dated:  March 18, 1999                    RB CAPITAL, INC.


                                          By:/s/ Frank B. Day
                                             ----------------------------------
                                                Frank B. Day, President


                                          /s/ Frank B. Day
                                          -------------------------------------
                                          Frank B. Day


                                          /s/ Robert D. Greenlee
                                          -------------------------------------
                                          Robert D. Greenlee


                                          /s/ Arthur Wong
                                          -------------------------------------
                                          Arthur Wong


                                          /s/ David M. Lux
                                          -------------------------------------
                                          David M. Lux